Exhibit 10

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into on January 23, 2013, by and between Titan International, Inc., an Illinois corporation (the “Company”) and the undersigned holder of the Company’s 5.625% Convertible Senior Subordinated Notes due 2017(the “Holder”).

RECITALS

WHEREAS, the Holder currently holds $52,720,000 principal amount of the Company’s 5.625% Convertible Senior Subordinated Notes due 2017 (the “Convertible Notes);

WHEREAS, the Holder desires to exchange the Convertible Notes for shares of the Company’s common stock, no par value (the “Common Stock”) and a cash payment by the Company to the Holder, on the terms and conditions set forth in this Agreement (the “Exchange”);

WHEREAS, the Company desires to issue to the Holder that number of shares of the Company’s Common Stock and to make the cash payment to the Holder as set forth in Section 1.1 below in exchange for the Convertible Notes in the Exchange;

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Exchange

Section 1.1 Exchange and Sale of the Common Stock.  Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), the Company shall (i) issue and exchange, subject to Section 1.2 hereof, to the Holder, and the Holder agrees to accept from the Company, Four Million Nine Hundred and Three Thousand and Forty-Four (4,903,044) shares of Common Stock (the “Exchange Shares”), and (ii) pay in cash to the Holder the sum of Fourteen Million Two Hundred and Twenty-One Thousand Nine Hundred and Fifty-Nine Dollars ($14,221,959.00) (the “Cash Payment”).

Section 1.2 Cancellation of Convertible Notes.  Pursuant to the Indenture dated as of December 21, 2009 between the Company and the Subsidiary Guarantors party thereto and U.S. Bank National Association, as Trustee (the “Indenture”) relating to the Convertible Notes, the Holder hereby agrees that the aggregate principal amount and all accrued unpaid interest on the Convertible Notes shall be cancelled on the completion of the Exchange. The Holder acknowledges that the cancellation of the Convertible Notes shall have the effects specified in the Indenture. Notwithstanding anything to the contrary contained in the Indenture or otherwise, with respect to any guarantees by any subsidiaries of the Company contained in the Indenture, the Company and the Holder hereby agree that each such guarantee issued pursuant to the Indenture, prior to the Exchange, shall be null and void with respect to the Convertible Notes such that, at the time of the Exchange, the Convertible Notes being exchanged shall not be guaranteed securities and shall be solely securities of the Company.

Section 1.3 Section 3(a)(9) Exchange.  In consideration of and for the Exchange, the Company agrees to issue to Holder the Exchange Shares and to make the Cash Payment. The issuance of the Exchange Shares to Holder will be made without registration of such Exchange Shares under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”), in reliance upon the exemption therefrom provided by Section 3(a)(9) of the Securities Act. The Holder acknowledges that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, its representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder for the Exchange.

Section 1.4 Closing Mechanics.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on 9:00 a.m., Central Standard Time, on January 31, 2013 or at such other time on the same date or such other date as the parties may agree in writing (such time and date, the “Closing Date”). Prior to the Closing Date, Holder shall instruct its broker or other participant in the Fast Automated Securities Transfer Program of The Depository Trust Company (“DTC”) to transfer and deliver the Convertible Notes to the Trustee for purposes of cancellation. On the Closing Date, the Company will deliver the Cash Payment to the Holder by wire transfer as directed by the Holder, and the shares of Common Stock to be issued in the Exchange shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with DTC through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) program.

Section 1.5 Conditions to Closing.

(a) The obligation of the Holder hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have caused its transfer agent to credit to the Holder or its designee the Exchange Shares;

(ii) The Company shall have delivered the Cash Payment as directed by the Holder;

(iii) The Company shall have submitted an additional share listing application for the Exchange Shares with the New York Stock Exchange on or prior to the Closing Date and shall cause the Exchange Shares to be approved by the New York Stock Exchange for listing on the Closing Date or as soon as practicable thereafter;

(iv) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(v) The Company files with the Securities and Exchange Commission (the “Commission”) promptly on the execution of this Agreement a Form 8-K stating that the parties hereto have entered into this Agreement and including such information regarding the terms of this Agreement as may be required under applicable law.

(b) The obligation of the Company hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(i) The Holder shall have delivered, or caused to be delivered, to the Company (x) the Convertible Notes being exchanged pursuant to this Agreement in accordance with the written instructions of the Company and (y) all documentation related to the right, title and interest in and to all of the Convertible Notes, and whatever documents of conveyance or transfer may be necessary or reasonably desirable to transfer to and confirm in the Company all right, title and interest in and to (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) the Convertible Notes; and

(ii) The representations and warranties of the Holder in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and that the Holder shall have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

ARTICLE II

Representations and Warranties of the Holder

The Holder hereby makes the following representations and warranties, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

Section 2.1 Existence and Power.

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Holder to perform its obligations hereunder. As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the party, or an event, change or occurrence that would materially adversely affect the ability of the party to perform its obligations under this Agreement or which would limit the Holder’s power to transfer the Convertible Notes hereunder.

Section 2.2 Valid and Enforceable Agreement; Authorization.  This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3 Title to Convertible Notes.  The Holder has good and valid title to the Convertible Notes in the aggregate principal amount set forth in the recitals to this Agreement, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Convertible Notes or its rights in such Convertible Notes, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Convertible Notes which would limit the Holder’s power to transfer the Convertible Notes hereunder.

Section 2.4 Investment Decision.  The Holder is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and was not organized for the purpose of acquiring the Exchange Shares. The Holder is knowledgeable, sophisticated and experienced in business and financial matters and has previously invested in securities similar to the Exchange Shares. The Holder is able to bear the economic risk of its investment in the Exchange Shares and is presently able to afford the complete loss of such investment.

The Holder (or its authorized representative) has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011; the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012; the Company’s Current Reports on Form 8-K and amendments thereto filed on March 1, 2012, April 25, 2012, May 18, 2012, July 26, 2012, October 19, 2012, October 24, 2012, October 26, 2012, December 3, 2012, December 21, 2012, January 3, 2013 and January 4, 2013; the Company’s Tender Offer/Rights Offering Notification Form on Form CB filed on August 10, 2012 and Amendment No. 1 thereto filed on September 14, 2012; and the Company’s Proxy Statement filed on March 28, 2012 (all of such filings with the Commission referred to, collectively, as the “SEC Documents”). The Holder has had such opportunity to ask questions of the Company and its representatives and to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company and has independently, without reliance upon any representatives of the Company and based on such information as the Holder deemed appropriate, made its own analysis and decision to enter into this Agreement. The Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange pursuant hereto and to make an informed investment decision with respect to such exchange.

The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the offering of the Exchange Shares to the Holder without having first registered the Exchange Shares under the Securities Act.

Section 2.5 Affiliate Status.  The Holder is not, and has not been during the preceding three months, an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act, and is not an affiliate of any officer or director of the Company.

Section 2.6 Ownership of Common Stock.   The Holder does not have an ownership interest equal to or greater than either five percent (5%) of the number of shares of the Company’s outstanding Common Stock or five percent (5%) of the Company’s outstanding voting power, in each case prior to the issuance of the Exchange Shares.

Section 2.7 Professional Advice.  With respect to the legal, tax, accounting and other economic considerations involved in the Exchange, the Holder is not relying on the Company or any of its affiliates, and the Holder has carefully considered and has, to the extent the Holder believes such discussion is necessary, discussed with the Holder’s professional legal, tax, accounting and financial advisors the implications of the Exchange and the Holder’s holding and any subsequent sale of the Exchange Shares for the Holder’s particular legal, tax, accounting and financial situation.

Section 2.8 No Solicitation.  The Holder was not solicited by anyone on behalf of the Company to enter into this transaction.

ARTICLE III

Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

Section 3.1 Existence and Power.

(a) The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company other than the New York Stock Exchange and DTC; and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company’s Articles of Incorporation or bylaws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto, except, in the case of clause (ii) for such breaches, violations or defaults which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect (as defined above) on the ability of the Company to perform its obligations hereunder.

Section 3.2 Valid and Enforceable Agreement; Authorization.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3 Valid Issuance of the Exchange Shares.  The Exchange Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Holder. Assuming the accuracy of the representations of the Holder in Article II of this Agreement, the Exchange Shares will be issued in compliance in all material respects with all applicable federal and state securities laws. The Company has a sufficient number of authorized and unissued shares of Common Stock to consummate the Exchange.

Section 3.4 Reports and Financial Statements. The Company has filed all reports on Form 10-K, Form 10-Q, Form 8-K and all other reports required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year to which the Company’s most recent Annual Report on Form 10-K filed with the Commission relates (collectively, the “Company SEC Documents”), and the content of all such filings, as may have been amended, complied in all material respects with the Exchange Act and such rules and regulations thereunder. None of the Company SEC Documents, as of their respective dates (as amended through the date hereof), contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

Miscellaneous Provisions

Section 4.1 No Transactions in Company Securities.  The Holder agrees that from and after the execution of this Agreement and until the Closing has occurred, it will not purchase or sell, or enter into any binding agreement for the purchase or sale of, any Common Stock or other security issued by the Company, including the Exchange Shares.

Section 4.2 Survival of Representations and Warranties.  The agreements of the Company, as set forth herein, and the respective representations and warranties of Holder and the Company as set forth herein in Articles 2 and 3, respectively, shall survive the Closing Date.

Section 4.3 Notice.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(a) if to the Holder, at its address as follows:

_______________________
_______________________
_______________________
_______________________
_______________________

(b) if to the Company, at its address, as follows:

Titan International, Inc.
2701 Spruce Street
Quincy, IL 62301
Attention: General Counsel

with a copy to:

Bodman PLC
201 West Big Beaver Road, Suite 500
Troy, Michigan 48084
Attention: Barbara A. Bowman

Each party hereto by notice to the other party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 4.4 Entire Agreement.  This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.5 Assignment; Binding Agreement.  This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.6 Counterparts.  This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.7 Remedies Cumulative.  Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.8 Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Illinois, without reference to its conflicts of law rules.  Any right to trial by jury with respect to any action or proceeding arising in connection with this Agreement is hereby waived by the parties hereto.  The Company and the Holder agree that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the U.S. District Court for the Central District of Illinois, and the Company and the Holder agree to submit to the jurisdiction of, and to venue in, such court.

Section 4.9 No Third Party Beneficiaries or Other Rights.  Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.10 Waiver; Consent.  This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 4.11 Word Meanings.  The words such as “herein”, “hereinafter”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.12 No Broker.  Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which it shall be solely responsible.

Section 4.13 Further Assurances.  The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.14 Costs and Expenses.  The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 4.15 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.16 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

HOLDER:

By:
Name:
Title:

TITAN INTERNATIONAL, INC.

By:
Name:  Maurice M. Taylor Jr.
Title:  Chairman and Chief Executive Officer

Signature Page to Exchange Agreement